                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Good Guys, Inc. on Form S-3 of our reports dated April 13, 2001, appearing in the Transition Report on Form 10-K of Good Guys, Inc. for the transition period from October 1, 2000 to February 28, 2001 and to the reference to us under the heading "Experts" in this Registration Statement.

DELOITTE & TOUCHE LLP

San Francisco, California
March 27, 2002